| BORROWER'S NAME AND ADDRESS | LENDER'S NAME AND ADDRESS | |
|---|---|---|
| YTB INTERNATIONAL INC<br>ONE COUNTRY CLUB VIEW<br>EDWARDSVILLE, IL 62025<br>"I" includes each borrower above, jointly and severally. | MERIDIAN BANK<br>200 West Third Street<br>Alton, IL 62002<br>"You" means the lender, its successors and assigns. | Loan Number 150165<br>Date 07-26-2006<br>Maturity Date 07-26-2008<br>Loan Amount $ 2,500,000.00<br>Renewal Of |

For value received, I promise to pay to you, or your order, at your address listed above the **PRINCIPAL** sum of two million five hundred thousand and no/100 Dollars $2,500,000.00

[X] **Single Advance:** I will receive all of this principal sum on 07-26-2006. No additional advances are contemplated under this note.

[ ] **Multiple Advance:** The principal sum shown above is the maximum amount of principal I can borrow under this note. On ______ I will receive the amount of $ ______ and future principal advances are contemplated.

**Conditions:** The conditions for future advances are ______

[ ] **Open End Credit:** You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on ______.

[ ] **Closed End Credit:** You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

**INTEREST:** I agree to pay interest on the outstanding principal balance from 07-26-2006 at the rate of 7.750 % per year until 08-26-2006.

[X] **Variable Rate:** This rate may then change as stated below.

[X] **Index Rate:** The future rate will be 0.500 percent below the following index rate: the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks known as the Wall Street Journal Prime Rate. The result of this calculation will be rounded down to the nearest 0.125

[ ] **No Index:** The future rate will not be subject to any internal or external index. It will be entirely in your control.

[X] **Frequency and Timing:** The rate on this note may change as often as every day beginning 08-26-2006.

A change in the interest rate will take effect ______.

[ ] **Limitations:** During the term of this loan, the applicable annual interest rate will not be more than ______ % or less than ______ %. The rate may not change more than ______ % each ______.

**Effect of Variable Rate:** A change in the interest rate will have the following effect on the payments:

[X] The amount of each scheduled payment will change. [X] The amount of the final payment will change.

[ ] ______

**ACCRUAL METHOD:** Interest will be calculated on a Actual/365 basis.

**POST MATURITY RATE:** I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

[ ] on the same fixed or variable rate basis in effect before maturity (as indicated above).

[X] at a rate equal to 2% above rate stated Universal Note Rate

[X] **LATE CHARGE:** If a payment is made more than 10 days after it is due, I agree to pay a late charge of 5.000% of the late amount with a min of $10.00.

[ ] **RETURN CHECK CHARGE.** I agree to pay the greater of $ ______ or all costs and expenses incurred in connection with any payment on this loan that is returned because it has been dishonored.

[X] **ADDITIONAL CHARGES:** In addition to interest, I agree to pay the following charges which [X] are [ ] are not included in the principal amount above: ______

**PAYMENTS:** I agree to pay this note as follows:

On demand, but if no demand is made then 23 monthly interest payments ranging from $14863.01 to $16455.48 beginning 08-26-2006 and 1 payment of $2,515,924.66 on 07-26-2008. This is a variable rate loan and the payment amounts may change. The final payment may also change.

**ADDITIONAL TERMS:**

[X] **SECURITY:** This note is separately secured by (describe separate document by type and date):

Security Agreement, Collateral Assignment, RE Mortgage dated 07-26-2006 in the name of 'nternational Inc.

(. ection is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

**PURPOSE:** The purpose of this loan is PURCHASE NEW HEADQUARTERS BUILDING.

[ ] **CONFESSION OF JUDGMENT:** I agree to the terms of the "Confession of Judgment" paragraph on page 2.

**SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2).** I have received a copy on today's date.

YTB INTERNATIONAL INC

SCOTT TOMER, PRESIDENT & CEO

Signature for Lender

Brad S. Ranch, President & CEO

UNIVERSAL NOTE

**DEFINITIONS:** As used on page 1, "[X]" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

**APPLICABLE LAW:** The law of the state of Illinois will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

**COMMISSIONS OR OTHER REMUNERATION:** I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.

In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.

**PAYMENTS:** Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

**INTEREST:** Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

**INDEX RATE:** The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

**ACCRUAL METHOD:** The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

**POST MATURITY RATE:** For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

**SINGLE ADVANCE LOANS:** If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.

**MULTIPLE ADVANCE LOANS:** If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

**PAYMENTS BY LENDER:** If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

**SET-OFF:** I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

"Right to receive money from you" means:

(1) any deposit account balance I have with you;
(2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
(3) any repurchase agreement or other nondeposit obligation.

"Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

**REAL ESTATE OR RESIDENCE SECURITY:** If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

**DEFAULT:** I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

**REMEDIES:** If I am in default on this note you have, but are not limited to, the following remedies:

(1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).
(2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
(3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
(4) You may refuse to make advances to me or allow purchases on credit by me.
(5) You may use any remedy you have under state or federal law.

By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

**CONFESSION OF JUDGMENT:** If agreed on page 1, then, in addition to your remedies listed herein, I authorize any attorney to appear in any court of record having jurisdiction over this matter and to confess judgment, without process, against me, in favor of you, for any unpaid principal, accrued interest and accrued charges due on this agreement, together with collection costs including reasonable attorney's fees.

**COLLECTION COSTS AND ATTORNEY'S FEES:** I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

**WAIVER:** I give up my rights to require you to do certain things. I will not require you to:

(1) demand payment of amounts due (presentment);
(2) obtain official certification of nonpayment (protest); or
(3) give notice that amounts due have not been paid (notice of dishonor).

I waive any defenses I have based on suretyship or impairment of collateral.

**OBLIGATIONS INDEPENDENT:** I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

**FINANCIAL INFORMATION:** I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

**NOTICE:** Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

| DATE OF TRANSACTION | PRINCIPAL ADVANCE | BORROWER'S INITIALS (not required) | PRINCIPAL PAYMENTS | PRINCIPAL BALANCE | INTEREST RATE | INTEREST PAYMENTS | INTEREST PAID THROUGH: |
|---|---|---|---|---|---|---|---|
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |
| | $ | | $ | $ | % | $ | |

# AGREEMENT TO PROVIDE INSURANCE

DATE AND PARTIES. The date of this Agreement to Provide Insurance (Agreement) is 07-26-2006 ____________. The parties and their addresses are:

OWNER: YTB INTERNATIONAL INC
ONE COUNTRY CLUB VIEW
EDWARDSVILLE, IL 62025

SECURED PARTY: MERIDIAN BANK
200 West Third Street
Alton, IL 62002

The pronouns "you" and "your" refer to the Secured Party. The pronouns "I," "me" and "my" refer to each person or entity signing this Agreement as Owner.

1. LOAN, LEASE, OR CONTRACT DESCRIPTION (Loan).
   A. Date: 07-26-2006
   B. Loan Number: 150165
   C. Loan Amount: 2,500,000.00
   D. Additional Information:

2. AGREEMENT TO PROVIDE INSURANCE. As part of my Loan, I agree to do all of the following (in addition to any requirements specified in the Loan documents).
   A. I will insure the Property as listed and with the coverages shown in the COVERAGES section.
   B. I will have you named on the policy, with the status listed under the STATUS section.
   C. I will arrange for the insurance company to notify you that the policy is in effect and your status has been noted.
   D. I will pay for this insurance, including any fee for this endorsement.
   E. I will keep the insurance in effect until the Property is no longer subject to your security interest. (I understand that the Property may secure debts in addition to any listed in the LOAN DESCRIPTION section.)

3. DESCRIPTION OF PROPERTY. The Property subject to this Agreement is described as follows.

REAL PROPERTY LOCATED AT 1901 EDWARDSVILLE ROAD,
WOOD RIVER IL 62095

COVERAGES. I agree to insure the Property according to the following described risks, amount of coverage, and maximum deductible allowed.

☐ If checked, all coverages will be for the full replacement value of the Property.

Homeowner's Coverage. ☐ H.O. ☐ Other (Describe) ____________
Insurable Value: Deductible:

Automobile Coverages. ☐ Fire ☐ Theft ☐ Collision ☐ Comprehensive ☐ Liability ☐ Other ____________
Insurable Value: Deductible: Minimum limits:

Property Coverage. ☐ Fire ☐ Theft ☐ Collision ☐ Comprehensive ☐ Liability ☐ Other ____________
Insurable Value: Deductible:

5. STATUS. Your status shall be listed on the insurance policy as follows.
☐ Lienholder ☐ Certificate Holder ☐ Additional Insured ☐ Mortgagee ☐ Other ____________

California Real Property: Hazard insurance exceeding the replacement value of the improvements on the property is not required as a condition of this loan.

6. ADDITIONAL TERMS.

7. INSURANCE COMPANY. The insurance policy covering the Property and the insurance company issuing the policy are as follows.
   A. Policy Number: ____________ Effective From ____________ To ____________.
   B. Insurance Company Name, Address, and Phone Number:

8. INSURANCE AGENCY AND AGENT. The insurance agency through which I have purchased, or intend to purchase, the required insurance is as follows.
   A. Agent Name: ____________.
   B. Agency Name, Address, and Phone Number:

9. SIGNATURES.

SIGNATURES FOR OWNER(S) AND AUTHORIZATION TO INSURANCE AGENT AND COMPANY. By signing below, I agree to the terms contained in this Agreement and acknowledge receipt of a copy of this Agreement. I request the listed insurance company and agency to provide the indicated coverage and list you on the policy with the indicated status. I also request the insurance company or its authorized agent to immediately confirm that the policy is in effect by signing this form and forwarding a copy of the policy to you.

YTB INTERNATIONAL INC

X [signature] ____________ Date ____________
J SCOTT TOMER, PRESIDENT & CEO

____________ Date ____________

SIGNATURE FOR SECURED PARTY AND REQUEST FOR CONFIRMATION. Upon receipt of this Agreement, the insurance company or agency named above is requested to confirm the policy coverages shown above.

By X ____________ Date ____________
Brad S. Rench, President & CEO

SIGNATURE FOR INSURANCE COMPANY AND CONFIRMATION. By signing below, Insurance Company confirms the existence of the insurance coverages agreed to be provided by our insured and that you will be notified not less than 10 days before cancellation.

____________
Insurance Company

By X ____________ Date ____________

Please return to Secured Party at the address listed in the DATE AND PARTIES section.

| | | |
|---|---|---|
| YTB INTERNATIONAL INC<br>ONE COUNTRY CLUB VIEW<br>EDWARDSVILLE, IL 62025<br><br>**BORROWER'S NAME AND ADDRESS**<br>"I" includes each borrower above, jointly and severally. | MERIDIAN BANK<br>200 West Third Street<br>Alton, IL 62002<br><br>**LENDER'S NAME AND ADDRESS**<br>"You" means the lender, its successors and assigns. | Loan Number 150165<br>Date 07-26-2006<br>Mat. Date 07-26-2008<br>Loan Amount $ 2,500,000.00<br>Renewal Of |

## DISBURSEMENT AUTHORIZATION

I hereby authorize and request the following disbursement from the loan referenced above:

| | | | |
|---|---|---|---|
| a. Amount given to me directly | $ 2,497,387.00 | o. | $ |
| b. Amount paid on my account (# ) | $ | p. | $ |
| c. To Lender | $ 400.00 | q. | $ |
| Amounts paid to others on my behalf: | | r. | $ |
| d. Insurance Companies | $ | s. | $ |
| e. Public Officials | $ | t. | $ |
| f. Community Title & Escrow | $ 443.00 | u. | $ |
| g. LandAmeica | $ 20.00 | v. | $ |
| h. Joseph Pattan | $ 1,750.00 | w. | $ |
| i. | $ | x. | $ |
| j. | $ | y. | $ |
| k. | $ | z. | $ |
| l. | $ | aa. | $ |
| m. | $ | bb. | $ |
| n. | $ | cc. | $ |

Comments:

YTB INTERNATIONAL INC

X ______________________ X ______________________

J SCOTT TOMER, PRESIDENT & CEO

X ______________________ X ______________________

X ______________________ X ______________________

Loan Officer: Brad S. Rench

YTB INTERNATIONAL INC
ONE COUNTRY CLUB VIEW
EDWARDSVILLE, IL 62025

**Account holder's name and address:** "I" means the account holder named above. If there is more than one, "I" means all account holders jointly and each account holder separately.

MERIDIAN BANK
200 West Third Street
Alton, IL 62002

**Secured party's name and address:** "You" means the secured party named above, your successors and assigns.

**Date:** 07-26-2006

**Assignment of deposit or share account:** For value received, I assign and transfer to you, and I give you a security interest in the following account(s): Certificate of Deposit for $500,000. in the name of YTB International, Inc

and any renewals or substitutions. These account(s) will be referred to as the **collateral** in the rest of this agreement. The collateral is held with: YTB International, Inc

One Country Club View
Edwardsville IL 62025

which will be referred to as the **depository** in the rest of this agreement. The collateral includes all funds now in the accounts listed plus all additions of any kind and from any source, made at any time before the release of this agreement in writing.

**Secured debt(s):** This agreement is made to secure the payment of:

☐ **all present and future debts**, of every kind and description which:

may now or hereafter owe to you, no matter how or when these debts arise. (We intend this paragraph to be very broad. For example, "debts" include loans or credit purchases, made by or transferred to you, as well as debts arising from any other relationship such as check overdrafts, forgeries, or returned deposits. These also include debts arising from any capacity [maker, co-maker, endorser, surety, guarantor].) If more than one person or entity is listed, then all joint and separate debts of all those listed are secured.

☒ **the following described debt(s)**, plus all extensions, renewals, modifications and substitutions: Universal Note in the amount of $2,500,000. dated 07-26-2006 in the name of YTB International, Inc

**Additional terms:** The following terms are also part of this agreement:

(1) This agreement will last until you release it in writing, and you are not required to release it until the secured debts are paid in full.
(2) While this agreement is in effect, neither I nor anyone else (except you, the secured party) can withdraw all or any part of the collateral.
(3) No joint owner, beneficiary, surviving spouse or representative of my estate gets any rights in the collateral in the event of my death or incapacity until the secured debts are paid in full.
(4) You have the right to withdraw all or any part of the collateral and apply the withdrawal toward the payment of the secured debt(s), even if the withdrawal causes a penalty. If a secured debt is in default you can exercise this right without any notice to me or my consent (unless such notice or consent is required by law and cannot be waived). You have the right to sign my name (or sign your name as my attorney in fact) to exercise the rights given to you in this agreement.
(5) I represent and promise that no other person or entity has any rights in the collateral that have priority over those I am giving you here and that no part of the collateral is exempt or protected by law from this agreement.
(6) The rights and remedies I am giving you here are in addition to any stated in any other agreements. If there is more than one debt secured, more than one type of collateral (including collateral outside of this agreement) or more than one debtor liable, it is entirely in your discretion as to the order and timing of remedies you select.
(7) I neither assume nor am excused from personal liability for any of the secured debts merely by making this agreement; my personal liability will be determined by referring to other documents. I do assume personal liability for the warranties and representations made in this agreement.
(8) A debt secured by this agreement (whether specifically listed or not) includes all sums that could possibly be due under the debt.
(9) I specifically request and direct the depository to honor and accept this agreement and its terms.

**Signature(s) of account holder(s):** By signing here we accept the terms of this agreement and acknowledge receipt of a copy.

YTB INTERNATIONAL INC
[signature]
J SCOTT TOMER, PRESIDENT & CEO

**Notice to depository:**

**Date:** 07-26-2006

**To:** YTB International, Inc
One Country Club View
Edwardsville IL 62025

☐ This confirms our oral notice dated:

Please take notice of this agreement. Please confirm your receipt of this notice and your acceptance of its terms by completing the acknowledgement portion and returning a copy to the secured party.

**By:** Brad S. Rench

For the secured party

**Acknowledgement by the depository:**

**Date:**

**To:** MERIDIAN BANK
200 West Third Street
Alton, IL 62002

We have received your notice of this agreement. We agree that no account holder or any other person (other than you, the secured party) has any right to make any withdrawals from the collateral until this agreement is released in writing by you.

**By:**

For the depository

**Release by secured party:**

**Date:**

**To:** YTB International, Inc
One Country Club View
Edwardsville IL 62025

This is to advise you that the assignment and security interest in the collateral described above has been released and the original certificate, or passbook or other evidence of the collateral (if any) has been returned to the account holder(s).

**By:**

For the secured party